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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-33176) pertaining to the Packaging Corporation of America Thrift Plan for Hourly Employees, Packaging Corporation of America Retirement Savings Plan for Salaried Employees and Packaging Corporation of America 1999 Long-Term Equity Incentive Plan of our report dated May 11, 2001, with respect to the financial statements of the Packaging Corporation of America Retirement Savings Plan for Salaried Employees included in this Annual Report (Form 11-K) for the period ended December 31, 2000.

Ernst & Young LLP

Chicago, Illinois
June 27, 2001